UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                          Date of Report April 13, 1998
                        (Date of earliest event reported)


                        ALLIED Life Financial Corporation

             (Exact name of registrant as specified in its charter)

               Iowa                    0-22404           42-1406716
  (State or other jurisdiction of   (Commission        (I.R.S. Employer
  incorporation or organization)     File Number)      Identification No.)


          701 Fifth Avenue, Des Moines, Iowa              50391-2003
       (Address of principal executive offices)            (Zip Code)


                                  515-280-4211
               (Registrant's telephone number including area code)



                 The total number of pages contained herein is 2.

Item 5.  Other Events.

ALLIED Life Financial Corporation (NASDAQ symbol ALFC) (the "Company") announced on January 29, 1998 that a complaint had been filed by Sharlotte G. Harbott, a policyholder of the Company's principal subsidiary, ALLIED Life Insurance Company ("ALLIED Life"), in Superior Court in the State of California for the County of Los Angeles. The Complaint was cast as a class action and alleged that ALLIED Life fraudulently increased the cost of insurance rates charged to policyholders in breach of the terms of its universal life policies, its fiduciary obligations, and its obligations of good faith and fair dealing toward its policyholders and without adequate notice. The plaintiff, an insured under a universal life policy issued by ALLIED Life, seeks actual, consequential, and punitive damages in unspecified amounts as well as interest, attorney's fees, an accounting for moneys allegedly improperly charged to policyholders, and injunctive relief, on behalf of herself and all policyholders of ALLIED Life with similar universal life policies.

While the outcome of the litigation remains uncertain, the Company currently estimates that a reasonable range of cost with respect to this litigation, including attorney fees, would be, on an after tax basis, $700,000 to $1,500,000. Accordingly, the Company has decided to set up an after tax charge in the amount of $1,320,000 in connection with the lawsuit. The litigation charge will reduce the first quarter earnings by the amount of $.29 per share. The Company expects operating earnings for the first quarter of 1998, before the litigation charge, to be in line with analysts' expectations.

For the first quarter of 1998, death claims are estimated to be approximately $2,000,000, net of reinsurance, as compared with $2,326,092 in the first quarter of 1997. First quarter earnings are expected to be released after the close of the market on April 23, 1998.

The Company's estimates set forth in the two immediately preceding paragraphs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). These forward-looking statements are made pursuant to the safe harbor provisions of the Reform Act. Investors are cautioned that there are important factors that could cause actual results to differ materially from those in these forward-looking statements. Such factors include, without limitation, risks and uncertainties inherent in any litigation and specifically those uncertainties in predicting how the universal life policy referred to above may be interpreted by the judge or the jury hearing the lawsuit allegations and the legal standards found to be applicable.



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ALLIED Life Financial Corporation.
                                                      (Registrant)


                                               /s/ Wendell P. Crosser
                        Wendell P. Crosser, Vice President and Treasurer
                  (Principal Financial Officer and Principal Accounting Officer)


                                             Date:  April 13, 1998